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                                                                   EXHIBIT 10.22

                         EMPLOYMENT TRANSITION AGREEMENT

     Judith A. Sprieser has resigned her employment with Sara Lee Corporation and all appointments she holds with Sara Lee and its affiliates, effective as of the end of business on July 17, 2000 so as to become the Chief Executive Officer of Transora, Inc., f/k/a eCPG.net, on July 18, 2000. To provide for a smooth and orderly transition from Sara Lee to her new position, Ms. Sprieser and Sara Lee agree to the following:

     1. SALARY AND BENEFITS. Ms. Sprieser shall be paid her base salary and receive her other compensation and benefits, including her medical benefits, through August 31, 2000. During the transition, Ms. Sprieser will make herself reasonably available to assist Sara Lee with the transition. Ms. Sprieser will be entitled to receive all benefits which are vested and accrued prior to August 31, 2000 pursuant to the employee benefit plans of Sara Lee.

     2. BONUSES. Ms. Sprieser shall receive her bonus under the Short-Term (Annual) Bonus Plan of the Company for the 2000 fiscal year. For purposes of calculating the bonus, Sara Lee will use the company's actual financial or other quantitative performance criteria to determine Ms. Sprieser's bonus. With respect to the discretionary, non-quantitative component of her bonus, Sara Lee will calculate the bonus at 90% of the maximum. Subject to the determination of the Compensation and Employee Benefits Committee of the Board of Directors of Sara Lee, Ms. Sprieser shall be eligible for her long-term bonus under Sara Lee's Long-Term Performance Incentive Plan ("LTPTIP") for the fiscal years 1998-2000. The bonus shall be calculated in a manner consistent with the methodology used to calculate awards for other similarly situated executives in the LTPIP. Ms. Sprieser will not be eligible to receive a short-term bonus for the 2001 fiscal year or entitled to any other award under the LTPIP.

     3. STOCK OPTIONS. Ms. Sprieser's existing stock options will remain exercisable and shall continue to vest until August 31, 2001. Sara Lee waives any requirement imposed on Ms. Sprieser under a stock option grant or any other agreement that she repay stock option gains upon her departure from Sara Lee. The shares issued upon exercise of such options shall be free of any contractual restrictions, including restrictions related to repurchase, cancellation or restriction on termination of employment.

     4. UNIVERSAL LIFE INSURANCE. Sara Lee agrees to fully fund Ms. Sprieser's universal life insurance policy so as to provide a $1,575,000.00 death benefit until Ms. Sprieser's 55th birthday and thereafter a $525,000.00 death benefit.

     5. AUTOMOBILE. Sara Lee shall make arrangements to purchase the automobile currently leased for Ms. Sprieser and transfer title, effective August 31, 2000, to the automobile to her at no cost and free of any encumbrances.

     6. NON-SOLICITATION. Ms. Sprieser agrees that, prior to August 31, 2001, she will not, without the prior written consent of Sara Lee's Senior Vice President-Human Resources, employ or solicit for employment, on her behalf or on behalf of any other person or firm, including Transora, any A, B, C or D level executive employee of Sara Lee or its operating divisions, subsidiaries or affiliates.

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     7.   CONFIDENTIALITY. At all times hereafter, Ms. Sprieser will maintain the confidentiality of all information in whatever form concerning Sara Lee or any of its operating divisions, subsidiaries or affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside Sara Lee, and she will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on her own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by Sara Lee.


Agreed this 17th day of July 2000.



SARA LEE CORPORATION


By: /s/ Gary C. Grom                              /s/ Judith A. Sprieser
    -----------------------------------           ------------------------------
    Gary C. Grom                                  Judith A. Sprieser
    Senior Vice President-Human Resources




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